UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Omega Navigation Enterprises, Inc.
--------------------------------------------------------------------------------
               (Exact name of Issuer as specified in its charter)


    Republic of the Marshall Islands                       N/A
------------------------------------------    ----------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)


           24 Kaningos Street
         Piraeus 185 34 Greece
------------------------------------------    ----------------------------------
(Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                       Name of each exchange on which
       to be so registered                       each class if to be registered
------------------------------------------    ----------------------------------


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
No. 333-132503 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                      Class A common stock, $0.01 par value
--------------------------------------------------------------------------------
                                (Title of class)

Item 1.  Description of Registrants Securities to be Registered.

The class of securities to be registered hereunder is Common Stock, $0.01 par value per share, of Omega Navigation Enterprises, Inc. (the "Registrant"). The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form F-1 (No. 333-132503), as filed and subsequently amended, which Registration Statement on Form F-1 was originally filed with the Securities and Exchange Commission on March 17, 2006, is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

No.      Exhibit

3.1      Amended and Restated Articles of Incorporation of the Registrant*
3.2      Amended and Restated Bylaws of the Registrant*
4.1      Form of Share Certificate of the Registrant

----------
* Incorporated by reference to Exhibit of the same number to the Registrant's Registration Statement on Form F-1 (Registration No. 333-132503).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  April 4, 2006                     OMEGA NAVIGATION ENTERPRISES, INC.

                                          By: /s/ Georgios Kassiotis
                                              -----------------------
                                          Name:   Georgios Kassiotis
                                          Title:  Chief Executive Officer










23286 0001 651905